SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2020

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

SECTION 1 - Registrant's Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On September 1, 2020, we entered into a Multipurpose Agreement (the “Agreement”) with M2B Funding Corp., a Florida corporation (“M2B”) to, among other things as stated below, restrict the public trading of a certain number of its shares for the consideration provided for in the Agreement.

From January 2020 to May 2020, we sold and issued fifteen (15) Convertible Promissory Notes (collectively, the “Original Notes”) in favor of M2B with an aggregate principal balance of $985,555.54 and an aggregate accrued and unpaid interest balance of $59,771 as of September 1, 2020.

Also at September 1, 2020, M2B has converted $13,888 of the principal amount under the Original Notes into 603,865 of our common stock (the “Conversion Shares”). MB2 has agreed to not dispose of any shares of our common stock into the public markets, other the Conversion Shares, through and including November 30, 2020 (the “Lock-Up Period”). In addition, during each calendar month following the conclusion of the Lock-up Period, the aggregate number of shares of common stock that M2B sells into the public markets, excluding the Conversion Shares, shall not exceed 10% of the number of shares of common stock that were traded in the public market during the immediately preceding month.

Upon a principal prepayment of $150,000.00 and the payment of any accrued but unpaid interest thereon at 12% from September 1, 2020 through and including November 30, 2020, the term of the Lock-up Period shall be extended through and including February 28, 2021, without the requirement of any further action by us or M2B.

As further provided for in the Agreement, we issued a new note (the “Amalgamated Note”) to M2B that replaced the Original Notes. The Amalgamated Note has a principal amount of $1,045,326.96, interest at 12% per annum and payable starting on October 1, 2020, may be prepaid within 185 days at 120% of principal and accrued interest, and may be converted into our common stock after 90 days at a conversion price of 75% of the lowest trading price during the 10 days prior to the conversion date. The Amalgamated Note has other provision related to right of first refusal and restrictions on future borrowings, among others.

We also issued another promissory note (the “Additional Note”) to M2B. The Additional Note has a principal amount of $300,000, interest at 12% per annum and payable starting on October 1, 2020. This note is not convertible into our common stock. The Additional Note has other provision related to right of first refusal and restrictions on future borrowings, among others.

Upon the commencement of trading of the Company’s Common Stock on the New York Stock Exchange, the NYSE American, or the Nasdaq Stock Market, all outstanding amount balances of the Amalgamated Note and Additional Note would be automatically converted into shares of our common stock at the conversion rate stated above.

Finally, we are required to tender to M2B 10% of any proceeds we receive from our Regulation A offering for prepayment purposes up to the extent of any outstanding balances that are due under the Amalgamated Note or the Additional Note.

The foregoing description of the Agreement, the Amalgamated Note and the Additional Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, the Amalgamated Note and the Additional Note filed as Exhibits 10.1, 4.1 and 4.2 hereto and incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description
10.1	Multipurpose Agreement, dated September 1, 2020
4.1	Amalgamated Note , dated September 1, 2020
4.2	Additional Note, dated September 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias

CEO

Date: September 4, 2020